Exhibit 21.1
Andrx Corporation and its Subsidiaries
Parent
Andrx Corporation, a Delaware Corporation
Subsidiaries
Anda, Inc., a Florida Corporation
Anda Marketing, Inc., a Florida Corporation
Anda Pharmaceuticals, Inc., a Florida Corporation
Anda Puerto Rico, Inc., a Puerto Rico Corporation
Anda Veterinary Supply, Inc., a Florida Corporation
Andrx EU Limited, a UK company
Andrx Laboratories (NJ), Inc., a Delaware corporation
Andrx Labs, LLC, a Delaware LLC
Andrx Management Corporation, a Florida Corporation
Andrx Pharmaceuticals, Inc., a Florida Corporation
Andrx Pharmaceuticals, LLC, a Delaware LLC
Andrx Pharmaceuticals Equipment #1, LLC, a Florida LLC
Andrx Pharmaceuticals (MASS), Inc. a Florida corporation
Andrx Pharmaceuticals (NC), Inc., a Florida corporation
Andrx Pharmaceuticals (NC) Equipment, LLC, a Delaware LLC
Andrx Pharmaceuticals Sales and Marketing, Inc. a Florida corporation
Andrx South Carolina I, Inc., a South Carolina corporation
Andrx Therapeutics, Inc., a Florida corporation
Caran Pharmaceuticals, Inc., a Nevada Corporation
Cybear LLC, a Delaware LLC
RxAPS, Inc., Florida corporation
SR Six, Inc., Florida Corporation
Valmed Pharmaceutical, Inc., New York Corporation